UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 9, 2018

JMP Group LLC

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36802	47-1632931
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Montgomery Street, Suite 1100, San Francisco, California 94111
(Address of Principal Executive Offices, including zip code)

415-835-8900
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.         Entry in to a Material Definitive Agreement

The information in Item 2.03 is incorporated herein by reference.

Item 2.03.         Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 9, 2018, JMP Group LLC (the “Company”) established, through its affiliate JMP Credit Advisors CLO III(R) Ltd., a Cayman Islands vehicle (the “Borrower”), a Warehouse Loan and Security Agreement (the “Loan Agreement”) with Jefferies Leveraged Credit Products, LLC in an aggregate principal amount of $332,236,208.72 to finance the acquisition of a portfolio of loans and related rights (the “Seller Loans”) from JMP Credit Advisors CLO III Ltd. (the “Seller”).

On February 9, 2018, the Borrower and the Seller entered into a Master Participation Agreement that provides that the Seller will sell the Seller Loans to Borrower. The proceeds from the sale of the Seller Loans will be applied to redeem all of the secured notes of the Seller on or about February 9, 2018 (the “Redemption Date”).

The Loan Agreement was established to permit Borrower to purchase the Seller Loans on the Redemption Date from Seller. The principal and interest under the Loan Agreement are secured by a first priority security interest in Collateral (as such term is defined in the Loan Agreement) of the Borrower. Interest under the Loan Agreement will accrue at 5.53% per annum based on a 360 day year. Borrower will repay the principal and interest under the Loan Agreement on the date the Borrower issues notes (the “CLO III(R) Notes”) secured by the Seller Loans.

The Borrower, JMP Credit Advisors CLO III(R) LLC, as co-issuer, and U.S. Bank National Association, as trustee, intend to enter into an Indenture in connection with, among other things, the issuance by the Borrower of the CLO III(R) Notes which will be secured by the Seller Loans and other assets of the Borrower (the “CLO III(R) Transaction”). In addition, the Borrower and the Seller intend to enter into a merger agreement which provides for (i) the merger of the Seller with and into the Borrower, with the Borrower remaining as the sole surviving entity, and (ii) the assumption by the Borrower of all assets and liabilities of the Seller. A subsidiary of the Company, JMP Credit Advisors LLC, will act as collateral manager for the Borrower.

The Company will make a filing with the SEC when the CLO III(R) Transaction closes with the details of its material terms. When the CLO III(R) Transaction closes, the Company intends to consolidate the loan portfolio until its maturity and expects to account for the transaction on its balance sheet as non-recourse debt.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JMP Group LLC

Date: February 15, 2018	By:	/s/ Raymond Jackson
Raymond Jackson
Chief Financial Officer